Exhibit 99.1
Professional Holding Corp. Reports Third Quarter 2022 Results
Another Strong Quarter Results in Earnings per Share of $0.63
Coral Gables, Fla., October 28, 2022 – Professional Holding Corp. (the “Company”) (NASDAQ:PFHD), the parent company of Professional Bank (the “Bank”), today reported net income of $8.5 million, or $0.63 per share, for the third quarter of 2022 compared to net income of $7.0 million, or $0.52 per share, for the second quarter of 2022, and net income of $6.3 million, or $0.48 per share, for the third quarter of 2021.

“Our team continues to deliver high quality results establishing a solid foundation as we prepare for our next phase,” said Abel Iglesias, Chief Executive Officer.
Results of Operations for the Three Months Ended September 30, 2022
•Net income increased by $1.5 million, or 21.1%, to $8.5 million compared to $7.0 million in the second quarter, due to an increase in net interest income of $2.9 million and a decrease in provision expense of $0.9 million, partially offset by a decrease in noninterest income of $0.6 million, an increase in noninterest expense of $1.2 million, and an increase in income tax provision of $0.5 million.
•Net interest income increased $2.9 million, or 13.2%, to $24.8 million compared to $21.9 million in the second quarter, due to the Federal Reserve’s target Federal Funds Rate increases during the third quarter and new loan production in a higher rate environment on the Company’s asset sensitive balance sheet. The Company’s yield on average interest earning assets increased 91 basis points while cost of funds increased 14 basis points compared to the prior quarter.
•Provision for loan losses expense decreased $0.9 million, or 40.0%, to $1.3 million compared to $2.2 million in the second quarter, primarily due to slower net loan growth during the third quarter. There were no net charge-offs during the three months ended September 30, 2022, compared to $0.7 million of charge-offs in the second quarter.
•Noninterest income decreased $0.6 million, or 31.3% to $1.2 million compared to $1.8 million in the prior quarter. The decrease was primarily due to $0.5 million of insurance proceeds recorded in the second quarter on a previously recognized contingency.
•Noninterest expense increased by $1.2 million, or 9.9%, to $13.9 million compared to $12.6 million in the prior quarter, primarily due to expenses of $1.0 million in connection with the pending merger with Seacoast, higher salaries and employee benefits of $0.5 million, of which $0.2 million was attributable to lower capitalized costs related to the development of internal-use software, and higher marketing expenses of $0.4 million due to a charitable contribution to the AAA scholarship foundation. These increases were partially offset by $0.2 million in lower Federal Deposit Insurance Corporation (“FDIC”) expense and a decrease in other noninterest expense. Other noninterest expense decreased by $0.3 million, or 14.9%, compared to the second quarter due to a $0.4 million decrease related to the loss contingency reclassification recorded in the prior quarter, partially offset by an increase in the provision for unfunded commitments of $0.1 million.
Results of Operations for the Nine Months Ended September 30, 2022
•Net income increased by $0.5 million, or 2.8%, to $17.9 million compared to $17.4 million in the prior year period, due to an increase in net interest income of $11.6 million, partially offset by an increase in provision expense of $1.6 million, a decrease in noninterest income of $0.6 million, an increase in noninterest expense of $8.6 million, and an increase in income tax provision of $0.3 million.
•Net interest income increased by $11.6 million, or 21.3%, to $65.8 million compared to $54.2 million in the prior year period, primarily due to the impact of the Federal Reserve’s target Federal Funds Rate increases in 2022 on the Company’s asset sensitive balance sheet, in addition to an increase in average loans from $1.7 billion in 2021 to $1.9 billion in 2022. Interest income also benefited from increased average balances and higher yields in the investment portfolio.

•Provision for loan losses increased by $1.6 million, or 55.0%, to $4.4 million compared to $2.9 million in the prior year period primarily due to loan growth. The ratio of annualized charge-offs to average loans was 0.05% during the nine months ended September 30, 2022, compared to 0.61% in the prior year period.
•Noninterest income decreased by $0.6 million, or 12.7% to $4.3 million compared to the prior year period. The decrease primarily reflected lower service charges of $0.6 million on deposit accounts compared to prior year due to service charges of approximately $0.7 million, associated with acting as a correspondent bank for a Payroll Protection Program lender, and lower swap fee income of $0.7 million. These decreases were partially offset by an increase of $0.8 million in other noninterest income, comprised of $0.5 million of expected insurance proceeds on a previously recognized contingency and a $0.2 million loss on fixed asset disposals recorded in 2021.
•Noninterest expense increased by $8.6 million, or 25.0%, to $43.0 million compared to $34.4 million in the prior year period primarily due to higher salaries and employee benefits of $5.5 million and higher other noninterest expense of $2.0 million. The increase in salaries and benefits was driven by the $2.9 million expense related to the departure of the Company’s former Chief Executive Officer, and higher employee compensation costs from higher headcount and bonus and sales incentives. The increase in other noninterest expense was primarily comprised of a $0.7 million loss related to a previously recognized contingency from the first quarter, a $0.3 million increase related to our Community Reinvestment Act (“CRA”) mutual fund investment valuation, and a $0.5 million increase in the provision for unfunded commitments.
Financial Condition
At September 30, 2022:
•Total assets decreased by $0.2 billion, or 27.8%, annualized to $2.5 billion, compared to June 30, 2022, primarily as a result of decreases in cash and cash equivalents, partially offset by an increase in loans.
•Total loans increased by $17.7 million, or 3.5%, annualized, compared to June 30, 2022. We experienced loan originations of approximately $193.5 million, of which $67.2 million funded, partially offset by paydowns and prepayments. The Professional Bank PPP loan balance decreased $5.6 million, or 68.0%, to $2.6 million from June 30, 2022.
•Total deposits decreased by $0.2 billion, or 32.2% annualized, compared to June 30, 2022, primarily due to a decreases in all of our deposit categories. Cost of deposits increased 15 basis points to 0.39% for the three months ended September 30, 2022, from 0.24% for the three months ended June 30, 2022.
•As of September 30, 2022, nonperforming assets increased $0.3 million to $1.8 million compared to $1.5 million at June 30, 2022, due to the addition of a nonaccrual loan in our commercial real estate portfolio during the three months ended September 30, 2022.
Capital and Liquidity
The Company continues to remain well capitalized per regulatory requirements. As of September 30, 2022, the Company had a total risk-based capital ratio of 13.2% and a leverage capital ratio of 9.2%. The Company maintains a strong liquidity position. At September 30, 2022, in addition to its balance sheet liquidity, the Company had the ability to generate approximately $459.3 million in liquidity through available resources. Additionally, the Company retained $9.2 million in cash at the holding company.
Net Interest Income and Net Interest Margin Analysis
Net interest income was $24.8 million for the three months ended September 30, 2022. The following table shows the average outstanding balance of each principal category of the Company’s assets, liabilities, and shareholders’ equity, together with the average yields on assets and the average costs of liabilities for the periods indicated. Such yields and costs are calculated by dividing the annualized income or expense by the average daily balances of the corresponding assets or liabilities for the respective periods. For the three months ended September 30, 2022, the Company’s cost of funds was 0.42%.

(Dollars in thousands)	For the Three Months Ended
	September 30, 2022			June 30, 2022			September 30, 2021
	Average Outstanding Balance	Interest Income/ Expense(4)	Average Yield/Rate	Average Outstanding Balance	Interest Income/ Expense(4)	Average Yield/Rate	Average Outstanding Balance	Interest Income/ Expense(4)	Average Yield/Rate
Assets
Interest earning assets
Interest-earning deposits	$137,355	$747	2.16%	$474,835	$963	0.81%	$561,082	$212	0.15%
Federal funds sold	21,895	124	2.25%	31,584	66	0.84%	36,264	10	0.11%
Federal Reserve Bank stock, FHLB stock and other corporate stock	7,384	108	5.80%	7,318	105	5.76%	7,521	96	5.06%
Investment securities - taxable	168,662	736	1.73%	177,082	704	1.59%	105,498	186	0.70%
Investment securities - tax exempt	27,572	228	3.28%	28,422	232	3.27%	19,402	177	3.62%
Loans(1)	1,979,132	25,222	5.06%	1,853,077	21,600	4.68%	1,702,137	20,209	4.71%
Total interest earning assets	2,342,000	27,165	4.60%	2,572,318	23,670	3.69%	2,431,904	20,890	3.41%
Loans held for sale	31			639			1,478
Noninterest earning assets	156,584			152,134			125,751
Total assets	$2,498,615			$2,725,091			$2,559,133
Liabilities and stockholders’ equity
Interest-bearing liabilities
Interest-bearing deposits	1,453,653	2,170	0.59%	1,663,120	1,491	0.36%	1,463,138	1,476	0.40%
Borrowed funds	24,447	198	3.21%	25,735	270	4.21%	45,046	310	2.73%
Total interest-bearing liabilities	1,478,100	2,368	0.64%	1,688,855	1,761	0.42%	1,508,184	1,786	0.47%
Noninterest-bearing liabilities
Noninterest-bearing deposits	758,135			784,252			810,042
Other noninterest-bearing liabilities	24,492			21,098			16,746
Stockholders’ equity	237,888			230,886			224,161
Total liabilities and stockholders’ equity	$2,498,615			$2,725,091			$2,559,133
Net interest income		$24,797			$21,909			$19,104
Net interest spread(2)			3.96%			3.27%			2.94%
Net interest margin(3)			4.20%			3.42%			3.12%
_________________________________________
(1)Includes nonaccrual loans.
(2)Net interest spread is the difference between interest earned on interest earning assets and interest paid on interest bearing liabilities.
(3)Net interest margin is a ratio of net interest income to average interest earning assets for the same period.
(4)Interest income on loans includes loan fees of $0.9 million, $1.4 million and $2.3 million for the three months ended September 30, 2022, June 30, 2022 and September 30, 2021, respectively.

Net interest income was $65.8 million and the Company’s cost of funds was 0.34% for the nine months ended September 30, 2022.

	For the Nine Months Ended
	September 30, 2022			September 30, 2021
(Dollars in thousands)	Average Outstanding Balance	Interest Income/ Expense(4)	Average Yield/Rate	Average Outstanding Balance	Interest Income/ Expense(4)	Average Yield/Rate
Assets
Interest earning assets
Interest earning deposits	$394,614	$1,985	0.67%	$441,679	$436	0.13%
Federal funds sold	27,215	209	1.03%	49,982	50	0.13%
Federal Reserve Bank stock, FHLB stock and other corporate stock	7,433	310	5.58%	7,624	290	5.09%
Investment securities - taxable	177,604	2,078	1.56%	81,941	526	0.86%
Investment securities - tax-exempt	27,305	673	3.30%	20,396	569	3.73%
Loans (1)	1,869,450	66,602	4.76%	1,688,499	57,753	4.57%
Total interest earning assets	2,503,621	71,857	3.84%	2,290,121	59,624	3.48%
Loans held for sale	452			1,824
Noninterest earning assets	148,404			122,306
Total assets	$2,652,477			$2,414,251
Liabilities and shareholders’ equity
Interest-bearing liabilities
Interest-bearing deposits	1,595,585	5,247	0.44%	1,350,795	4,223	0.42%
Borrowed funds	33,463	857	3.42%	82,229	1,216	1.98%
Total interest-bearing liabilities	1,629,048	6,104	0.50%	1,433,024	5,439	0.51%
Noninterest-bearing liabilities
Noninterest-bearing deposits	769,026			742,530
Other noninterest-bearing liabilities	20,781			17,769
Shareholders’ equity	233,622			220,928
Total liabilities and shareholders’ equity	$2,652,477			$2,414,251
Net interest income		$65,753			$54,185
Net interest spread (2)			3.34%			2.97%
Net interest margin (3)			3.51%			3.16%
__________________________________
(1)Includes nonaccrual loans.
(2)Net interest spread is the difference between interest earned on interest earning assets and interest paid on interest bearing liabilities.
(3)Net interest margin is a ratio of net interest income to average interest earning assets for the same period.
(4)Interest income on loans includes loan fees of $3.9 million and $6.7 million for the nine months ended September 30, 2022, and 2021, respectively.
Provision for Loan Losses
Provision for loan losses decreased by $0.9 million, or 40.0%, in the third quarter to $1.3 million compared to $2.2 million in the prior quarter, primarily due to slower net loan growth during the quarter. There were no net charge-offs during the three months ended September 30, 2022, compared to $0.7 million of charge-offs in the second quarter. Also, there was an addition of two impaired loans that required a specific reserve this quarter.
Investment Securities
The Company’s investment portfolio decreased $14.6 million, or 7.4%, to $183.8 million compared to the prior quarter. The decrease was primarily due to $7.2 million in investment calls, redemptions and paydowns coupled with an increase in unrealized losses of $7.2 million during the third quarter. To supplement interest income earned on the Company’s loan portfolio, the Company invests in high quality mortgage-backed securities, government agency bonds, corporate bonds, community development district bonds, and equity securities (including mutual funds). Equity securities include $0.9 million of investments, made through our subsidiary Pro Opp Fund LLC, in businesses directly and indirectly related to the Company’s core business as permitted under the U.S. Bank Holding Company Act. Pro Opp Fund LLC has an additional $0.8 million of unfunded investments outstanding.
Loan Portfolio
The Company’s primary source of income is derived from interest earned on loans. The Company’s loan portfolio consists of loans secured by real estate, as well as commercial business loans, construction and development loans, and other consumer loans. The Company’s loan clients primarily consist of small-to medium-sized businesses, the owners and operators of those businesses, and other professionals, entrepreneurs and high net worth individuals. The Company’s owner-occupied and investment commercial real estate loans, residential construction loans, and commercial business loans provide higher risk-adjusted returns, shorter maturities, and more sensitivity to interest rate fluctuations and are complemented by the relatively lower risk residential real estate loans to individuals. The Company’s lending activities are principally directed to the Miami-Dade MSA. The following table summarizes and provides additional information about certain segments of the Company’s loan portfolio as of September 30, 2022, June 30, 2022, and December 31, 2021:

(Dollars in thousands)	September 30, 2022		June 30, 2022		December 31, 2021
	Amount	Percent	Amount	Percent	Amount	Percent
Loans held for investment:
Commercial real estate	$997,478	49.8%	$1,034,487	52.1%	$902,654	50.8%
Residential real estate	452,521	22.6%	422,239	21.2%	377,511	21.2%
Commercial (non-PPP) (1)	397,725	19.8%	387,317	19.5%	325,415	18.3%
Commercial (PPP)	2,618	0.1%	8,176	0.4%	58,615	3.3%
Construction and land development	128,570	6.4%	114,938	5.8%	91,520	5.1%
Consumer and other	25,983	1.3%	20,076	1.0%	21,449	1.2%
Total loans held for investment, gross	2,004,895	100.0%	1,987,233	100.0%	1,777,164	100.0%
Allowance for loan losses	(16,485)		(15,142)		(12,704)
Loans held for investment, net	$1,988,410		$1,972,091		$1,764,460

Loans held for sale:
Loans held for sale	$—	—%	$—	—%	$165	100.0%
Total loans held for sale	$—		$—		$165
_________________________________________
(1)Includes search fund lending of $99.2 million, $102.1 million, and $84.0 million for September 30, 2022, June 30, 2022, and December 31, 2021, respectively.
Nonperforming Assets
As of September 30, 2022, the Company had nonperforming assets of $1.8 million, or 0.07% of total assets, compared to nonperforming assets of $1.5 million, or 0.06% of total assets, at June 30, 2022. The increase was due to the addition of a nonaccrual loan in our commercial real estate portfolio during the three months ended September 30, 2022.
Allowance for Loan and Lease Loss (“ALLL”)
The Company’s allowance for loan losses increased $1.3 million, or 8.9%, to $16.5 million at September 30, 2022, compared to June 30, 2022, due to loan production and the increase of specific reserves allocated to two impaired loans. The Company’s allowance for loan losses as a percentage of total loans held for investment was 0.82% at September 30, 2022, compared to 0.76% at June 30, 2022. There were minimal changes to qualitative loss factors and historical loss factors for the current period with the principal driver for the increased allowance being loan growth.

PROFESSIONAL HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollar amounts in thousands, except share data)

	September 30, 2022	June 30, 2022	December 31, 2021
ASSETS
Cash and due from banks	$43,863	41,202	$38,469
Interest earning deposits	113,641	299,834	545,521
Federal funds sold	15,762	27,043	13,477
Cash and cash equivalents	173,266	368,079	597,467
Securities available for sale, at fair value - taxable	150,517	164,354	175,536
Securities available for sale, at fair value - tax exempt	26,863	27,453	18,765
Securities held to maturity (fair value September 30, 2022 – $178, June 30, 2022 – $197, December 31, 2021 – $242)	194	204	236
Equity securities	6,182	6,359	6,638
Loans, net of allowance of $16,485, $15,142, and $12,704 as of September 30, 2022, June 30, 2022, and December 31, 2021, respectively	1,988,410	1,972,091	1,764,460
Loans held for sale	—	—	165
Premises and equipment, net	7,867	8,570	9,020
Bank owned life insurance	54,534	54,134	38,485
Goodwill and intangibles	25,579	25,639	25,766
Other assets	41,465	34,631	27,573
Total assets	$2,474,877	$2,661,514	$2,664,111
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand – noninterest bearing	$758,042	$777,501	$674,003
Demand – interest bearing	308,167	$339,942	310,362
Money market and savings	976,766	$1,055,813	1,121,330
Time deposits	145,316	$208,479	265,693
Total deposits	2,188,291	2,381,735	2,371,388
Federal Home Loan Bank advances	—	—	35,000
Official Checks	5,350	5,815	4,125
Other borrowings	—	—	10,000
Subordinated debt	24,467	24,436	—
Accrued interest and other liabilities	18,905	15,930	12,074
Total liabilities	2,237,013	2,427,916	2,432,587
Stockholders’ equity
Preferred stock, 10,000,000 shares authorized, none issued	—	—	—
Class A Voting Common stock, $0.01 par value; authorized 50,000,000 shares. Issued 14,769,354 and outstanding 13,811,084 shares as of September 30, 2022, issued 14,699,975 and outstanding 13,742,381 shares at June 30, 2022, issued 14,393,750 and outstanding 13,446,400 shares at December 31, 2021	148	147	144
Class B Non-Voting Common stock, $0.01 par value; 10,000,000 shares authorized, none issued and outstanding on September 30, 2022, June 30, 2022, and December 31, 2021	—	—	—
Treasury stock, at cost	(16,214)	(16,201)	(16,003)
Additional paid in capital	216,703	215,541	212,012
Retained earnings	54,006	45,533	36,120
Accumulated other comprehensive loss	(16,779)	(11,422)	(749)
Total stockholders’ equity	237,864	233,598	231,524
Total liabilities and stockholders' equity	$2,474,877	$2,661,514	$2,664,111

PROFESSIONAL HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (Unaudited)
(Dollar amounts in thousands, except share data)

	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Interest income
Loans, including fees	$25,222	$21,600	$20,209	$66,602	$57,753
Investment securities - taxable	736	704	186	2,078	526
Investment securities - tax-exempt	228	232	177	673	569
Dividend income on restricted stock	108	105	96	310	290
Other	871	1,029	222	2,194	486
Total interest income	27,165	23,670	20,890	71,857	59,624

Interest expense
Deposits	2,170	1,491	1,476	5,247	4,223
Federal Home Loan Bank advances	—	3	182	137	568
Subordinated debt	198	266	128	696	335
Other borrowings	—	1	—	24	313
Total interest expense	2,368	1,761	1,786	6,104	5,439

Net interest income	24,797	21,909	19,104	65,753	54,185
Provision for loan losses	1,343	2,240	1,060	4,434	2,860
Net interest income after provision for loan losses	23,454	19,669	18,044	61,319	51,325

Noninterest income
Service charges on deposit accounts	542	577	643	1,636	2,237
Income from bank owned life insurance	400	376	281	1,049	844
SBA origination fees	90	48	21	138	166
Swap fee income	—	—	208	112	781
Loans held for sale income	6	45	161	122	462
Gain on sale and call of securities	—	13	1	13	23
Other	185	722	161	1,207	384
Total noninterest income	1,223	1,781	1,476	4,277	4,897

Noninterest expense
Salaries and employee benefits	8,003	7,473	7,350	26,696	21,233
Occupancy and equipment	1,001	1,010	935	3,013	2,942
Data processing	257	304	303	875	869
Marketing	565	125	420	886	738
Professional fees	830	886	689	2,635	2,087
Acquisition expenses	957	—	—	957	684
Regulatory assessments	254	473	481	1,276	1,248
Other	1,986	2,333	1,446	6,614	4,565
Total noninterest expense	13,853	12,604	11,624	42,952	34,366

Income before income taxes	10,824	8,846	7,896	22,644	21,856
Income tax provision	2,351	1,852	1,608	4,758	4,452
Net income	$8,473	$6,994	$6,288	$17,886	$17,404

Earnings per share:
Basic	$0.63	$0.52	$0.48	$1.33	$1.30
Diluted	$0.60	$0.50	$0.45	$1.27	$1.25

Other comprehensive income:
Unrealized holding loss on securities available for sale	$(7,176)	$(5,841)	$(288)	$(21,484)	$(1,081)
Tax effect	1,819	1,481	71	5,454	265
Other comprehensive loss, net of tax	(5,357)	(4,360)	(217)	(16,030)	(816)
Comprehensive income	$3,116	$2,634	$6,071	$1,856	$16,588

PROFESSIONAL HOLDING CORP.
EARNINGS PER COMMON SHARE (Unaudited)
(Dollar amounts in thousands, except share data)
Basic earnings per common share is computed by dividing net income available to common shareholders by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share is computed by dividing net income available to common shareholders by the weighted average number of shares of common stock outstanding plus the effect of employee stock awards during the year.

	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Basic earnings per share:
Net income	$8,473	$6,994	$6,288	$17,886	$17,404
Total weighted average common stock outstanding	13,498,007	13,446,335	13,196,025	13,430,536	13,344,470
Net income per share	$0.63	$0.52	$0.48	$1.33	$1.30
Diluted earnings per share:
Net income	$8,473	$6,994	$6,288	$17,886	$17,404
Total weighted average common stock outstanding	13,498,007	13,446,335	13,196,025	13,430,536	13,344,470
Add: dilutive effect of employee restricted stock and options	742,008	628,550	659,402	661,214	568,613
Total weighted average diluted stock outstanding	14,240,015	14,074,885	13,855,427	14,091,750	13,913,083
Net income per share	$0.60	$0.50	$0.45	$1.27	$1.25

Anti-dilutive restricted stock and options	16,874	29,250	7,357	49,167	278,007

Explanation of Certain Unaudited Non-GAAP Financial Measures
This press release contains financial information determined by methods other than U.S. Generally Accepted Accounting Principles (“GAAP”), which we refer to as “non-GAAP financial measures.” The table below provides a reconciliation between these non-GAAP measures and net income and net income per share, which are the most comparable GAAP measures.
Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these measures are useful supplemental information that can enhance investors’ understanding of the Company’s business and performance without considering taxes or provisions for loan losses and can be useful when comparing performance with other financial institutions. However, these non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures.
Reconciliation of non-GAAP Financial Measures

(Dollar amounts in thousands, except per share data)	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net interest income (GAAP)	$24,797	$21,909	$19,104	$65,753	$54,185
Total noninterest income	1,223	1,781	1,476	4,277	4,897
Total noninterest expense	13,853	12,604	11,624	42,952	34,366
Pre-tax pre-provision earnings (non-GAAP)	$12,167	$11,086	$8,956	$27,078	$24,716
Total adjustments to noninterest expense (1)	(957)	—	—	(3,872)	(684)
Adjusted pre-tax pre-provision earnings (non-GAAP)	$13,124	$11,086	$8,956	$30,950	$25,400

Return on average assets (GAAP)	1.35%	1.03%	0.97%	0.90%	0.96%
Annualized pre-tax pre-provision ROAA (non-GAAP)	1.93%	1.63%	1.39%	1.36%	1.37%
Adjusted annualized pre-tax pre-provision ROAA (non-GAAP)	2.08%	1.63%	1.39%	1.56%	1.41%
(1)Adjustments to noninterest expense for the three months ended September 30, 2022, were related to acquisition expenses. Adjustments for the nine months ended September 30, 2022, were related to acquisition expenses and severance and accelerated vesting expense related to the departure of the former Chief Executive Officer. Adjustments to noninterest expense for the nine months ended September 30, 2021, were related to change in control payments to two former Marquis employees.

(Dollar amounts in thousands, except per share data)	September 30, 2022	June 30, 2022	December 31, 2021
Total loans held for investment, net (GAAP)	$1,988,410	$1,972,091	$1,764,460
Add allowance for loan loss ("ALLL")	16,485	15,142	12,704
Total gross loans held for investment ("LHFI")	2,004,895	1,987,233	1,777,164
Less Professional Bank net PPP loans ("PPP")	2,618	8,176	58,615
Total gross LHFI excluding net PPP loans (non-GAAP)	2,002,277	1,979,057	1,718,549
Add purchase accounting loan marks ("PA")	8,480	9,937	13,003
Total gross LHFI excluding net PPP loans (non-GAAP) + PA marks	$2,010,757	$1,988,994	$1,731,552

ALLL as a % of LHFI (GAAP)	0.82%	0.76%	0.71%
ALLL as a % of total LHFI excluding net PPP loans (non-GAAP)	0.82%	0.77%	0.74%
PA marks + ALLL / LHFI excluding net PPP loans (non-GAAP)	1.24%	1.26%	1.48%

(Dollar amounts in thousands)	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net interest income (GAAP)	$24,797	$21,909	$19,104	$65,753	$54,185
Less: PPP net interest income recognized	(200)	(818)	(2,151)	(2,077)	(7,048)
Net interest income excluding PPP (non-GAAP)	24,597	21,091	16,953	63,676	47,137
Less: PA premium/discounts	(1,504)	(1,648)	(1,969)	(4,813)	(1,969)
Net interest income excluding PPP and PA (non-GAAP)	$23,093	$19,443	$14,984	$58,863	$45,168
Average interest earning assets (GAAP)	2,342,000	2,572,318	2,431,904	2,503,621	2,290,121
Less: average PPP loans	(4,796)	(19,727)	(117,256)	(22,890)	(164,691)
Average interest earning assets, excluding PPP (non-GAAP)	2,337,204	2,552,591	2,314,648	2,480,731	2,125,430
Add: average PA marks	9,178	10,436	14,317	10,631	16,823
Average interest earning assets, excluding PPP and PA (non-GAAP)	$2,346,382	$2,563,027	$2,328,965	$2,491,362	$2,142,253
Net interest margin (GAAP)	4.20%	3.42%	3.12%	3.51%	3.16%
Net interest margin excluding PPP (non-GAAP)	4.18%	3.31%	2.91%	3.43%	2.97%
Net interest margin excluding PPP and PA (non-GAAP)	3.90%	3.04%	2.55%	3.16%	2.82%
Certain Performance Metrics
The following table shows the return on average assets (computed as annualized net income divided by average total assets), return on average equity (computed as annualized net income divided by average equity) and average equity to average assets ratios for the periods presented below.

	Three Months Ended September 30, 2022	Three Months Ended June 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Return on average assets	1.35%	1.03%	0.97%	0.90%	0.96%
Return on average equity	14.13%	12.15%	11.13%	10.24%	10.53%
Average equity to average assets	9.52%	8.47%	8.76%	8.81%	9.15%
Additional Materials
A slide presentation with supplemental financial information relating to this release can be accessed at https://proholdco.com.
Forward Looking Statements
“This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements, including, without limitation, statements preceded by, followed by or including words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should” and similar expressions. Forward-looking statements represent the Company’s current expectations, plans or forecasts; involve assumptions, risks and uncertainties; and are not guarantees. Several important factors could cause actual results to differ materially from those in forward-looking statements. Those factors include, without limitation:
•general business and economic conditions, either globally, nationally, in the State of Florida, or in the specific markets in which we operate, including the negative impacts and disruptions resulting from rising interest rates, supply chain challenges and inflation, which have had and may likely continue to have an adverse impact on our business operations and performance, and could continue to have a negative impact on our credit portfolio, stock price, borrowers and the economy as a whole both globally and domestically;
•the impact of Hurricane Ian on Florida generally, as well as certain of the communities we serve, and which could continue to have a negative impact on our business, credit portfolio, borrowers and our stock price;

•the effects of our lack of a diversified loan portfolio and concentration in the South Florida market;
•the risk that our proposed merger Seacoast Banking Corporation of Florida (“Seacoast”) may not be completed in a timely manner or at all, which may adversely affect our business and the price of our common stock;
•the diversion of management time on issues related to the merger with Seacoast;
•the effect of the announcement or pendency of the merger on Seacoast’s customer, employee and business relationships, operating results, and business generally;
•changes in laws or regulations;
•changes in interest rates, deposit flows, loan demand and real estate values;
•the ongoing impacts and disruptions resulting from COVID-19 or other variants on the economies and communities we serve, which has had and may likely continue to have an adverse impact on our business operations and performance, and could continue to have a negative impact on our credit portfolio, stock price, borrowers and the economy as a whole both globally and domestically; and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2021, and other filings with the Securities and Exchange Commission.
Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge investors to carefully consider the risks described in our filings with the Securities and Exchange Commission, referred to above, which are available on www.proholdco.com and the SEC’s website at www.sec.gov. The Company expressly disclaims any obligation to update any of the forward-looking statements included herein to reflect future events or developments or changes in expectations, except as may be required by law.”
About Professional Bank and Professional Holding Corp.:
Professional Holding Corp. (NASDAQ:PFHD) is the financial holding company for Professional Bank, a Florida state-chartered bank established in 2008 and based in Coral Gables, Florida. Professional Bank focuses on providing creative, relationship-driven commercial banking products and services designed to meet the needs of small to medium-sized businesses, the owners and operators of these businesses, professionals and entrepreneurs. Professional Bank currently operates its Florida network through nine branch locations and two LPOs in the regional areas of Miami, Broward, Palm Beach, Duval (Jacksonville), Hillsborough and Pinellas (Tampa Bay) counties. It also has a Digital Innovation Center located in Cleveland, Ohio and a LPO in Bedford, New Hampshire that specializes in search fund lending. For more information, visit www.myprobank.com. Member FDIC. Equal Housing Lender.
On August 8, 2022, Seacoast, the holding company for Seacoast National Bank (“Seacoast Bank”), and Professional Holding Corp. (“Professional”) announced that they have signed a definitive agreement under which Seacoast will acquire Professional. The transaction is subject to approval of Professional’s shareholders, regulatory approvals and other conditions and is expected to be completed in the first quarter of 2023.